As filed with the Securities and Exchange Commission on November 6, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1883630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14701 Charlson Road

Eden Prairie, Minnesota 55347-8500

(Address of principal executive offices, including zip code)

C.H. ROBINSON WORLDWIDE, INC.

1997 OMNIBUS STOCK PLAN

(Full title of the plans)

Linda U. Feuss, Esq.

General Counsel and Secretary

C.H. Robinson Worldwide, Inc.

14701 Charlson Road

Eden Prairie, Minnesota 55347-8500

(952) 937-8500

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.10 per share	10,000,000 shares	$53.83	$538,300,000	$21,156

(1)	Includes 10,000,000 shares of common stock of C.H. Robinson Worldwide, Inc. issuable under the C.H. Robinson Worldwide, Inc. 1997 Omnibus Stock Plan, as amended (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of C.H. Robinson Worldwide, Inc. common stock that may be granted under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Includes corresponding rights to acquire C.H. Robinson Worldwide, Inc. preferred stock pursuant to the Amended and Restated Rights Agreement between the Company and Wells Fargo Bank, National Association.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of C.H. Robinson Worldwide, Inc. common stock as reported by the NASDAQ Global Select Market on November 5, 2008.

Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of common stock, $.10 par value per share, of the Registrant under the C.H. Robinson Worldwide, Inc. 1997 Omnibus Stock Plan, a stock-based employee benefit plan for which the Registrant registered 10,000,000 shares of common stock under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 16, 2001 (File No. 333-67718), the contents of which (including any post-effective amendments) are hereby incorporated by reference herein. The shares listed above reflect all stock splits of the Registrant effective through the date of this filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

3.1	Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).

4.2	Amended and Restated Rights Agreement between the Company and Wells Fargo Bank, National Association (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated September 10, 2007).

5.1	Opinion of Dorsey & Whitney LLP.

10.1	1997 Omnibus Stock Plan (as amended May 18, 2006) (Incorporated by reference to Appendix A to the Proxy Statement on Form DEF 14A filed on April 6, 2006).

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on November 6, 2008.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ John P. Wiehoff
John P. Wiehoff
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 6, 2008.

Signature	Title

/s/ John P. Wiehoff John P. Wiehoff	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Chad M. Lindbloom Chad M. Lindbloom	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Steven L. Polacek	Director

* ReBecca Koenig Roloff	Director

* Robert Ezrilov	Director

* Gerald A. Schwalbach	Director

* Wayne M. Fortun	Director

Brian P. Short	Director

* Michael W. Wickham	Director

Kenneth E. Keiser	Director

*By:	/s/ Linda U. Feuss
Linda U. Feuss
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).

4.2	Amended and Restated Rights Agreement between the Company and Wells Fargo Bank, National Association (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated September 10, 2007).

5.1	Opinion of Dorsey & Whitney LLP.

10.1	1997 Omnibus Stock Plan (as amended May 18, 2006) (Incorporated by reference to Appendix A to the Proxy Statement on Form DEF 14A filed on April 6, 2006).

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

24.1	Powers of Attorney.